UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2009
LendingClub Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-151827	51-0605731

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 North Wolfe Road, Sunnyvale, California	94085

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 524-1540
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 18, 2009, LendingClub Corporation (“Lending Club”) entered into a secured $4.0 million loan facility with Silicon Valley Bank (“SVB”) and Gold Hill Venture Lending 03, LP (“Gold Hill”) pursuant to a Loan and Security Agreement dated May 18, 2009 (the “Loan and Security Agreement”) and amended certain prior loan agreements with SVB and Goldhill. Interest on borrowings under the Loan and Security Agreement is at a per annum rate of 10.0%. We also paid a commitment fee of $20,000 on the effective date of the loan facility and $9,850 of SVB’s and Gold Hill’s expenses in connection with the facility. The borrowings are to be used to fund borrower member loans (“Funded Loans”) on our lending platform. The borrowings under the loan facility are secured by a blanket lien on substantially all of our assets, except for our intellectual property rights and certain deposit accounts. The borrower member notes and certain payments we receive in respect of borrower member loans on which our Member Payment Dependent Notes are dependent are also excluded from the blanket lien. SVB and Gold Hill also received the right to invest up to $500,000 each in our next round of equity financing on the same terms as offered to other investors. Additionally, the loan facility requires Lending Club to maintain a certificate of deposit in the amount of $300,000 at SVB (“CD Collateral”) until repayment. On a monthly basis, Lending Club also agreed to maintain a minimum ratio of (i) the sum of CD Collateral and outstanding balance of Funded Loans which are current in their payment status to (ii) outstanding balance under the Loan and Security Agreement of 1.05:1 (“Minimum Collateral Ratio”). In the event the Minimum Collateral Ratio is less than 1.05:1 then Lending Club must increase CD Collateral to meet the Minimum Collateral Ratio.
In connection with this facility, Lending Club issued a fully vested warrant to purchase 187,090 shares of Series B convertible preferred stock with an exercise price of $0.7483 per share to SVB (the “SVB Warrant”).
In connection with this facility, Lending Club issued a fully vested warrant to purchase 187,090 shares of Series B convertible preferred stock with an exercise price of $0.7483 per share to Gold Hill (the “Gold Hill Warrant”).
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is hereby incorporated by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 is hereby incorporated by reference. No underwriting discounts or commissions were paid in connection with the SVB Warrant and the GoldHill Warrant. The SVB Warrant and the GoldHill Warrant were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number

10.1	Loan and Security Agreement dated May 18, 2009

10.2	SVB Warrant dated May 18, 2009

10.3	Gold Hill Warrant dated May 18, 2009

10.4	Second Amendment to Amended and Restated Loan and Security Agreement entered into on May 18, 2008 by and among SVB and LendingClub

10.5
Fourth Amendment to Loan and Security Agreement entered into on 18th Day of May, 2009, by and among Gold Hill, as lender and administrative agent on behalf of the lenders, SVB in its capacity as collection agent on behalf of the lenders, and LendingClub

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
May 22, 2009	By:	/s/ Howard Solovei
Howard Solovei
Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan and Security Agreement dated May 18, 2009

10.2	SVB Warrant dated May 18, 2009

10.3	Gold Hill Warrant dated May 18, 2009

10.4	Second Amendment to Amended and Restated Loan and Security Agreement entered into on May 18, 2008 by and among SVB and LendingClub

10.5
Fourth Amendment to Loan and Security Agreement entered into on 18th Day of May, 2009, by and among Gold Hill, as lender and administrative agent on behalf of the lenders, SVB in its capacity as collection agent on behalf of the lenders, and LendingClub